Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 21, 2012 with respect to the consolidated financial statements included in the Annual Report of American Realty Capital - Retail Centers of America, Inc. and subsidiary on Form 10-K for the year ended December 31, 2011.  We hereby consent to the inclusion of said report in the Registration Statement of American Realty Capital - Retail Centers of America, Inc. on Form S-11 (File No. 333-169355, effective March 17, 2011).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 21, 2012